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                                                                  EXHIBIT 10.21

                                     FORM OF
                   OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT

THIS OFFSHORE SUBSCRIPTION AGREEMENT (the "Agreement"), dated this 29th day of September, 1995, is entered into by and between HEARx, Ltd., a Delaware Corporation (the "Issuer"), and Zanett Lombardier, Ltd. (the "Purchaser").

    The issuer has offered for sale outside the United States, as that term is defined in Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Act") to the Purchaser 161,813 shares of its common stock, $.10 par value. Capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S.

    The parties hereto agree as follows:

1. Purchase and Sale of Shares. Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Issuer covenants and agrees to sell to the Purchaser on the Closing Date (as hereinafter defined) 161,813 shares of the Issuer's common stock, par value $.10 (the "Shares"), at a price equal to $0.618 per share (the "Purchase Price"), for an aggregate Purchase Price of $100,000, and upon the basis of the representations and warranties and subject to the terms and conditions, set forth in this Agreement, the Purchaser covenants and agrees to purchase from the Issuer on the Closing Date the Shares at the Purchase Price.

2. Warrants. For the consideration set forth above, in addition to issuance of the Shares, Issuer hereby grants to Purchaser twelve (12) warrants to purchase the Issuer's Common Stock, as follows:

    a. The first Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of November 1995.

    b. The second Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of December 1995.

    c. The third Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of January 1996.

    d. The fourth Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of February 1996.

    e. The fifth Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of March 1996.

    f. The sixth Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of April 1996.

    g. The seventh Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of May 1996.

    h. The eighth Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of June 1996.

    i. The ninth Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of July 1996.


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    j.   The tenth Warrant may be exercised on the second-to-last business day
(in the State of New York) of the month of August 1996.

    k. The eleventh Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of September 1996.

    l. The twelfth Warrant may be exercised on the second-to-last business day (in the State of New York) of the month of October 1996.

    m. The Warrants shall be exercised by written notice sent pursuant to paragraph 13 below, by midnight on the date of exercise.

    n. The number of Shares into which the Warrants shall be exercisable shall be calculated as follows:

                         $0.85 - Market Price) x 161,813
                         -------------------------------
                                  Market Price

         For the purposes of this calculation, "Market Price" shall mean the average closing bid price per share as quoted on the OTC Bulletin Board or the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") for the five business days prior to each exercise date of the Warrants.

    o. Anti-Dilution Provisions. The number and kind of securities to be issued upon the exercise of this Warrant shall be subject to adjustment, if appropriate, from time to time as follows:

         i. In case the Issuer shall (i) pay a dividend or make a distribution on the outstanding common shares payable in common shares, (ii) subdivide the outstanding common shares into a greater number of shares, (iii) combine the outstanding common shares into a lesser number of shares, or (iv) issue by reclassification of the common shares any common shares of the Issuer, the holder of the Warrants shall thereafter be entitled, upon exercise, to receive the number and kind of shares which, if this Warrant had been converted immediately prior to the happening of such event, the holder would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following the record date of such dividend or distribution or the day upon which such subdivision, combination, or reclassification shall become effective.

         ii. In case the Issuer shall consolidate or merge into or with another corporation, or in case the Issuer shall sell or convey to any other person or persons all or substantially all the property of the Issuer, the holder of the Warrants shall thereafter be entitled, upon exercise, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of common shares which might have been received upon exercise of this Warrant immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other exercise rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the holder of the Warrants shall thereafter be made applicable.

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         iii.    If at any time the Issuer is required to issue shares of its common shares in excess of the number of common shares then authorized, both the Issuer and the holder shall cooperate in taking any and all steps necessary to increase the number of authorized common shares of the Issuer to effectuate the purposes of this Section o.

         iv. Irrespective of any adjustments in the number or kind of shares to be received upon exercise of this Warrant, the form of warrants theretofore or thereafter issued may continue to express the number and kind of shares as are stated in this Warrant.

         v. The Issuer will cause the certificate representing the additional shares to be promptly delivered to Purchaser subject to a "restrictive legend" as set forth in paragraph 4(l)(i) below, to be in effect until the 41st day following the exercise date.

    p. Registration Rights. If, prior to expiration of the Warrants, the United States Securities and Exchange Commission (S.E.C.) amends or abolishes Regulation S, the Purchaser shall have the right to request the Issuer to cause one registration of the Common Stock underlying the Warrants (the "Common Stock"), under the Securities Act. Such request shall conform to Section 13 "Notices" below. The Issuer agrees, to as expeditiously as possible, to effect such registration and any supplements thereto to cause the registration statement to become effective and to use its best efforts to qualify the Common Stock for transfer under state securities laws in no more than two states as the option holder may designate. The Issuer will pay all costs and expenses incidental to the performance of the registration obligations thereunder except for any underwriting commissions or discounts charged to the option holder. In the event that Issuer does not register the Common Stock within two (2) months of the request to register the Common Stock by Purchaser, then for each day in excess of the two (2) month period, Issuer shall issue 5,000 additional shares of common stock to Purchaser. Such common stock shall also be entitled to registration together with and at the same time as the Common Stock issued upon exercise of the Warrants.

    q. Repurchase of Warrants. Issuer shall have the right, at its sole discretion and at any time, to repurchase any and all unexpired warrants for the sum of $50,000.

3. Closing. The closing of the purchase and sale of the Shares shall take place no later than October 16, 1995 (the "Closing Date"), at the offices of MICHAEL QUAIN, at BANK JULIUS BAER (NYC) (the "Escrow Agent"), located at 333 Madison Avenue, New York, New York, 10017, or at such other date, time and place as the Purchaser and the Issuer may agree upon in writing. The certificates representing the Shares to be purchased by the Purchaser shall be delivered by, or on behalf of, the Issuer at the above-mentioned offices of the Escrow Agent. The Purchase Price shall be delivered in immediately available funds by, or on behalf of, the Purchaser to the Escrow Agent. The Escrow Agent shall be instructed by the Purchaser and the Issuer to deliver the said Shares against payment therefor in accordance with the delivery instructions of the Purchaser, subject to customary settlement procedures.

4. Representations and Warranties of the Purchaser. The Purchaser understands, and represents and warrants to, and agrees with, the Issuer, that:

    a. The Purchaser understands that no Federal or state agency has passed on or made any recommendation or endorsement of the Shares.

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    b.   The Purchaser has received a copy of the Disclosure Documents (as defined below) and understands that, except as set forth in the Disclosure Documents and in this Agreement, no representations or warranties have been made to the Purchaser by the Issuer or by any distributor, or by any of their officers, directors, employees, agents or affiliates. The term "Disclosure Documents" shall mean (a) the Issuer's latest Annual Report on Form 10-K (without exhibits), as filed with the S.E.C.; and (b) the Issuer's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, if any, filed with the S.E.C. since the filing of the Form 10-K, and any written communication from the Issuer or its officers to the Purchaser or any Reg S distributor involved in this transaction. The Purchaser acknowledges that, in making the decision to purchase the Shares, the Purchaser has relied solely upon independent investigations made by the Purchaser and not upon any representations made by the Issuer or any other person with respect to the Issuer or the Shares, except as set forth in the Disclosure Documents.

    c. The Purchaser understands that the Shares are being offered and sold to the Purchaser in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

    d. The Purchaser is not a U.S. Person (as defined in Regulation S) and is not an affiliate of the Issuer.

    e.   No offer of the Shares was made to the Purchaser in the United States.

    f. At the time the buy order for the Shares was originated, the Purchaser was located outside the United States.

    g. None of the Purchasers, the Purchaser's affiliates, or any person acting on behalf of the Purchaser or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares; and the Purchaser and the Purchaser's affiliates have complied, and will comply, with the Offering Restrictions, and any other requirements, of Regulation S.

    h. The Purchaser is aware that the Shares have not been and will not be registered under the Act and may only be offered or sold pursuant to registration under the Act or an available exemption therefrom.

    i.   The Purchaser:

         i. will not, during the period, commencing on the Closing Date and ending on the day 40 days after the Closing Date (the "Restricted Period"), offer or sell the Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person other than in accordance with Rule 903 or Rule 904 of Regulation S; and

         ii. will, after the expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

    j. If The Purchaser offers and sells the Shares during the Restricted Period, then the Purchaser will do so only: in accordance with the provisions of Regulation S, pursuant to registration of the Shares under the Act, or
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pursuant to an available exemption from the registration requirements of the
Act.

    k.   The transactions contemplated by this Agreement;

         i. have not been pre-arranged with a purchaser located in the United States or who is a U.S. Person; and

         ii. are not part of a plan or scheme to evade the registration provisions of the Act.

    l. The Purchaser is purchasing the Shares for the Purchaser's own account for the purpose of investment and not (i) with a view to, or for sale in connection with, any distribution thereof; or (ii) for the account or on behalf of any U.S. Person.

    m. The Purchaser acknowledges that the certificates evidencing the Shares will bear the following legend:

         "These shares have been issued pursuant to Regulation S as an exemption to the registration provisions under the Securities Act of 1933, as amended. These shares cannot be transferred, offered or sold in the U.S. or to U.S. persons (as defined in Regulation S) until December 31, 1995."

    The Issuer covenants and agrees that following the expiration of the Restricted Period, the Issuer will advise the transfer agent for the Common Stock, upon the request of a record holder of the Shares, that the foregoing legend can be removed from the certificate for the Shares.

5. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, the Purchaser that:

    a. The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

    b. This Agreement has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Issuer has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

    c. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Issuer or any of its affiliates is required for execution of this Agreement, including, without limitation, the issuance and sale of the Shares, or the performance of its obligations hereunder.

    d. Neither the sale of the Shares pursuant to, nor the performance of its obligations under, this Agreement by the Issuer will:

         i. violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse or time or both would be reasonably likely to constitute a default) under (A) the Articles of Incorporation, charter or by-laws of the Issuer or any of its affiliates;
(B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Issuer or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Issuer or any of its affiliates or over the properties or assets of the Issuer or any of its affiliates; (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Issuer or any of its affiliates is a party, by which the Issuer or any of its affiliates is bound, or to which any of the properties of the Issuer or any of its affiliates is subject; or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Issuer or any of its affiliates is a party; or

         ii. result in the creation or imposition of any lien, charge or encumbrance upon the Shares or any of the assets of the Issuer or any of its affiliates.

    e.   The Shares:

         i. are free and clear of any security interests, liens, claims or other encumbrances;

         ii. have been duly and validly authorized and on the Closing Date will be duly and validly issued, fully paid and nonassessable;

         iii. will not have been, individually or collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Issuer;

         iv. will not subject the holders thereof to personal liability by reason of being such holders; and

         v. are quoted or listed on, and will be, following the completion of the Restricted Period (if sold in accordance with the provisions of this Agreement) eligible for trading on, the OTC Bulletin Board, NASDAQ or other exchange.

    f. The Issuer is a Reporting Issuer within the meaning of Rule 902(1) of Regulation S, and has filed all reports required to be filed by Section 13(a) or 15(d) of the United States Securities and Exchange Act of 1934 (the "Exchange Act") during the preceding 12 months and has been subject to such filing requirements for the past 90 days;

    g. There is no pending, or to the best knowledge of the Issuer, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Issuer or any of its affiliates that would materially affect the execution by the Issuer of, or the performance by the Issuer of its obligations under, this Agreement.

    h. The Issuer, any person representing the Issuer, and to the best knowledge of Issuer, any other person selling or offering to sell the Shares in connection with the transaction contemplated by this Agreement, have not made, at any time, through and including the date hereof, any oral communication in connection with the offer or sale of the Shares which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

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    i.   The Issuer is not in possession of any material non-public information that, if disclosed, would or could reasonably be expected to have, a material adverse effect on the price of the Shares.

    j. The sale of the Shares pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S and any applicable state law.

    k. No offer to buy the Shares was made to the Issuer by any person in the United States.

    l. None of the Issuer, any affiliate of the Issuer, or any person acting on behalf of the Issuer or any such affiliate has engaged ,or will engage, in any Directed Selling Efforts with respect to the Shares.

    m.   The transactions contemplated by this Agreement:

         i. have not been pre-arranged with a purchaser who is in the United States or is a U.S. Person; and

         ii. are not part of a plan or scheme to evade the registration provisions of the Act.

    n. The Issuer has not issued, and after the Closing Date will not issue, any stop transfer order or other order impeding the sale and delivery of the Shares except for a stop order restricting the sale of the Shares into the United States or to, or for the account or benefit of, U.S. Persons during the Restricted Period.

6.  Covenants of the Issuer.  The Issuer covenants and agrees with the
Purchaser:

    a. to continue to comply with all applicable reporting requirements of the Exchange Act;

    b. to refrain from publishing or disseminating any material in connection with the offering of the Shares except as required by law;

    c. to ensure that all Offering Restrictions applicable to the sale of Shares pursuant to this Agreement are thoroughly complied with and satisfied;

    d. to refrain from engaging, and insure that none of its affiliates will engage, in any Directed Selling Efforts with respect to the Shares;

    e. to notify the Purchaser promptly if at any time during the period beginning on the date of this Agreement and ending on the Closing Date (i) any event shall have occurred as a result of which the Disclosure Documents would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) there is a public disclosure of material information regarding the Issuer or its financial condition or results of operations;

    f. not to conduct a reverse split of its common stock; and not to issue any additional shares of common stock or of any other class of securities, including but not limited to options and warrants, in Regulation S offerings, without the consent of the Purchaser, during the period from the date of the execution of this Agreement until the last exercise date of the Warrants being granted pursuant to Section 2 of this Agreement.

7. Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Issuer of its obligations hereunder and to the satisfaction of the condition precedent that the representations and warranties made by the Issuer in this Agreement shall, unless waived by the Purchaser, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

8. Conditions Precedent to the Issuer's Obligations. The obligations of the Issuer hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the following additional condition precedents:

    a. The representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Issuer, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

    b. The delivery into escrow of the immediately available funds in the amount of the Purchase price for the Shares.

9. Fees and Expenses. Each of the Purchaser and the Issuer agrees to pay its own expenses incident to the performance of its obligations hereunder, including but not limited to, the fees, expenses and disbursements of such party's counsel.

10. Non-Delivery of the Shares. If, on the Closing Date, the Issuer shall fail to deliver the Shares to the Purchaser pursuant to this Agreement for any reason other than the failure by the Purchaser to comply with its obligations hereunder, then the Issuer shall:

    a. Hold the Purchaser harmless against any loss, claim or damage arising from or as a result of such failure by the Issuer (including, without limitation, any such loss, claim or damage resulting from an obligation to resell the Shares); and

    b. reimburse the Purchaser for all of its out-of-pocket expenses, including fees and disbursements of its counsel, incurred by the Purchaser in connection with this Agreement and the transactions contemplated herein; provided, however, that the Issuer shall then be under no further liability to the Purchaser except as provided in t his Section 10 and Section 11 hereof.

11. Indemnification.

    a.   Issuer agrees to indemnify and hold the Purchaser harmless as follows:

         i. against any loss, liability, claim, damage and expense arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in the Disclosure Documents, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and

         ii. against any loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any untrue statement or omission or any alleged untrue or omission as above provided (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim), if such settlement is effected with the written consent of Issuer;

    b. The Purchaser agrees to indemnify and hold harmless Issuer, its directors, officers, employees, attorneys, accountants, agents and affiliates, and each person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Act as follows:

         i. against any loss, liability, claim, damage or expense resulting from or arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) (x) the Purchaser's violation or alleged violation of Regulation S or any other applicable law, and (y) any breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement; and

         ii. against any loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened as above provided (including, but not limited to expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim), if such settlement is effected with the written consent of the Issuer.

12. Survival of Representations, Warranties, etc.. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Issuer and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party of this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Shares.

13. Notices. All notices, requests, and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and be shall be delivered, sent by certified or registered mail or by telecopier or facsimile (fax) and confirmed as follows:

Purchaser:

    Name:        ZANETT LOMBARDIER LTD
                 Kirk House
                 PO Box 1100
                 Grand Cayman, Cayman Islands
                 British West Indies

Issuer:

    Name:        HEARx, LTD.
    Address:     471 Spencer Drive
                 West Palm Beach, Florida 33409
    Country:     USA
    Attention:   Paul A. Brown, M.D.

Any party may, by notice hereunder to the other party, designate a changed address for such party. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received the fifth business day thereafter, or when it is actually received, whichever is sooner. All references to hours of the day shall mean the official time in effect on the date in question in the State of New York, U.S.A.

14. Miscellaneous.

    a. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

    b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successor and, with respect to Section 11 hereof, the officers, directors and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

    c. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflicts of laws principles).

    d. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

    e. The parties hereto agree to submit to arbitration by the American Arbitration Association, under its Commercial Arbitration Rules, any dispute among them concerning this Agreement and their rights, obligations and duties hereunder, and expressly consent the entry of a judgment on the award rendered in any court having jurisdiction thereof. Provided, however, neither party shall be precluded from obtaining a preliminary injunction from a court of appropriate jurisdiction, at any time, notwithstanding this arbitration provision, to enforce the provisions of this Agreement.

15. Consent to Jurisdiction. Each of the Issuer and the Purchaser (i) hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for New York City or any State Court sitting in New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Issuer and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

16. Time of the Essence.  Time shall be of the essence in this Agreement.

    IN WITNESS WHEREOF, the undersigned has caused this Offshore Securities Subscription Agreement to be executed by a duly authorized officer.

                                  Zanett Lombardier Ltd.
                                  ---------------------------------------------
                                  Name of Purchaser

                                  By: /s/ G. A. Cicogna
                                      -----------------------------------------
                                      NAME:  Gianluca Cicogna
                                      TITLE: Director to the Advisor

                                  ---------------------------------------------
                                  Business Address
                                      Kirk House
                                      PO Box 1100
                                      Grand Cayman, Cayman Islands
                                      British West Indies

ACCEPTED:
HEARx, LTD.

By: /s/
    ----------------------------
    NAME:
    TITLE: